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                                                                    EXHIBIT 10.1

                             JOINT VENTURE AGREEMENT

  [FORMATION AND OPERATION OF BRIDGETECH CRO, INC. AND AMCARELABS CHINA, INC.]

      THIS JOINT VENTURE AGREEMENT (this "AGREEMENT"), effective as of April 10, 2005, is made by and between BRIDGETECH HOLDINGS INTERNATIONAL, INC., a Delaware corporation ("BRIDGETECH"), and AMCARE LABS INTERNATIONAL, INC., a Delaware corporation ("AMCARE," together with Bridgetech, the "PARTIES").

                                   WITNESSETH

      WHEREAS, AMCARE is an affiliate of Johns Hopkins International Medical Laboratories;

      WHEREAS, AMCARE is in the business of providing laboratory medicine and pathology services in select global markets;

      WHEREAS, BRIDGETECH has developed a network of research and development, manufacturing and distribution relationships in China;

      WHEREAS, BRIDGETECH and AMCARE wish to form two joint ventures, each in the form of a new corporation to be organized under the Delaware General Corporation Law, for the respective purposes set forth below:

            a. the development and operation of a clinical research organization within China (including Hong Kong) and Taiwan ("NEWCO1"),

            b. the development and operation of clinical diagnostic anatomic and clinical pathology labs within China (including Hong Kong) and Taiwan ("NEWCO2");

      WHEREAS, Newco1 and Newco2 will each be jointly owned by BRIDGETECH and AMCARE in accordance with the provisions of this Agreement and the Related Agreements (defined below), and will be operated in accordance with the terms of this Agreement and the Related Agreements (defined below).

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows.

1.    The Project.

      1.1 Purpose. The purpose of this Agreement is to set out the basis on which the Parties will:

            (a) form Newco1 to develop, own and operate a CRO within the People's Republic of China, Hong Kong and the Republic of China (Taiwan) (the "TERRITORY"). A "CRO" is an organization that assists biotechnology companies in the research, testing and approval process for products and technologies;

            (b) form Newco2 to develop, own and operate MTFs within China. An "MTF" is a medical testing facility that provides a full range of anatomic and clinical pathology testing services; and,

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            (c)   at such time as BRIDGETECH and AMCARE may mutually agree,
                  expand the activities of Newco1 and/or Newco2 (the "ADDITIONAL BUSINESSES").

            (all such activities being referred to collectively as the "PROJECT").

2.    Related Agreements; Timing.

      2.1   Related Agreements.

            (a) The implementation of the Project will be accomplished in accordance with the terms of this Agreement and also the agreements and other documents referred to in this Section 2.1(a) (collectively, the "RELATED AGREEMENTS"). The parties may enter into additional agreements related to the Project from time-to-time, which additional agreements shall become "Related Agreements" if the Parties mutually agree to designate them as such. This Agreement and the Related Agreements are sometimes referred to as the "PROJECT DOCUMENTS".

                  (i) Newco1 Charter Documents. The Newco1 Charter Documents, as described in Section 3.1(a).

                  (ii) Newco2 Charter Documents. The Newco2 Charter Documents, as described in Section 3.1(b).

                  (iii) Newco1 Stockholders Agreement. The Newco1 Stockholders
                        Agreement, as described in Section 3.2(b).

                  (iv) Newco2 Stockholders Agreement. The Newco2 Stockholders Agreement, as described in Section 3.2(b).

                  (v) Newco1 Management Agreement. The Newco1 Management Agreement, as described in Section 3.5(a).

                  (vi) Newco2 Management Agreement. The Newco2 Management Agreement, as described in Section 3.5(a).

            (b) Construction and Interpretation. The Parties acknowledge that the Related Agreements are intended to be consistent with the intent and purpose of this Agreement but agree that to the extent that the provisions of this Agreement conflict with the provisions of any Related Agreement, such Related Agreement will control the relationship of the Parties under that Related Agreement.

      2.2.  Timing.

            (a) Closing: The Newco1 Certificate and the Newco2 Certificate shall be filed with the Secretary of State of the State of Delaware by BRIDGETECH within 45 days following the date of this Agreement. The closing of the transactions contemplated herein (the "CLOSING") shall occur on such date (the "CLOSING DATE"), at such time and at such location as the Parties may agree. At the Closing:

                  (i) The appropriate Parties shall execute the Newco1 Management Agreement and the Newco2 Management Agreement;

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                  (ii)  BRIDGETECH and AMCARE will deliver to one another the
                        Officer's Certificates described in Section 2.2(c) below; and,

                  (iii) BRIDGETECH and AMCARE shall take such other actions and deliver such other documents and instruments as may be necessary or appropriate to effectuate the transactions contemplated herein.

            (b) Pre-Closing Activity of Newco 1 and Newco 2. Prior to the Closing, it is understood that Newco1 and Newco2 shall not (i) conduct any business operations whatsoever, or (ii) enter into any contract or agreement of any kind, acquire any assets or incur any liabilities, in each case except as may have been approved in writing by BRIDGETECH and AMCARE. If this Agreement is terminated prior to the Closing, Newco1 and Newco2 shall be dissolved.

            (c) Conditions to Closing. The obligation of each Party to consummate the Closing is subject to satisfaction of each of the following additional conditions as of immediately prior to the Closing:

                  (i) Newco1 and Newco2 shall have issued stock certificates representing the Bridgetech Shares to BRIDGETECH and shall have issued stock certificates representing the Amcare Shares to AMCARE;

                  (ii) the Parties shall have executed the Newco1 Stockholders Agreement and the Newco2 Stockholders Agreement;

                  (iii) the Parties shall have negotiated mutually-satisfactory
                        Management Agreements for Newco1 and Newco2;

                  (iv) there shall be no pending or threatened litigation regarding the Project Documents, Newco1 or Newco2;

                  (v) there shall have been no material adverse change in the business, properties, financial conditions or prospects of either Party, Newco1 or Newco2 between the date hereof and the Closing Date.

                  Each of AMCARE and BRIDGETECH shall have delivered to one another a certificate from an authorized officer certifying that (A) the representations and warranties of such Party set forth in this Agreement are true and correct as of the Closing Date and (B) the conditions set forth in Sections 2.2(c)(iv) -
                  (v) above have been satisfied (the "OFFICERS' CERTIFICATES").

            (d) Termination Prior to the Closing. If the Closing shall not have occurred on or prior to June 30, 2005, this Agreement and all obligations of the Parties hereunder, except the obligations under this Section 2.2(d) and Sections 8, 9, 10, 11 and 12.7, shall terminate, unless extended by mutual agreement of the Parties; provided, however, that such termination shall not constitute a waiver of any rights any Party have by reason of a breach of this Agreement.

3.    Newco1 and Newco2.

      3.1   Formation.

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            (a)   Newco1 shall be formed by the filing of the Certificate of
                  Incorporation in substantially the form attached hereto as Exhibit A (the "NEWCO1 CERTIFICATE") with the Secretary of State of the State of Delaware. The bylaws of Newco1 shall be in substantially the form attached hereto as Exhibit B (the "NEWCO1 BYLAWS," together with the Newco1 Certificate, the "NEWCO1 CHARTER DOCUMENTS").

            (b) Newco2 shall be formed by the filing of the Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the "NEWCO2 CERTIFICATE") with the Secretary of State of the State of Delaware. The bylaws of Newco2 shall be in substantially the form attached hereto as Exhibit B (the "NEWCO2 BYLAWS," together with the Newco2 Certificate, the "NEWCO2 CHARTER DOCUMENTS").

      3.2   Ownership.

            (a) Ownership. Each of Newco1 and Newco2 shall be authorized to issue one thousand (1,000) shares of common stock, par value $.001 per share. BRIDGETECH shall initially own six hundred seventy (670) shares of common stock of Newco1 (the "BRIDGETECH NEWCO1 SHARES") and one hundred eighty (180) shares of common stock of Newco2 (the "BRIDGETECH NEWCO2 SHARES," together with the Bridgetech Newco1 Shares, the "BRIDGETECH SHARES"). AMCARE shall initially own three hundred thirty (330) shares of common stock of Newco1 (the "AMCARE NEWCO1 SHARES") and eight hundred twenty (820) shares of common stock of Newco2 (the "AMCARE NEWCO2 SHARES," together with the AMCARE Newco1 Shares, the "AMCARE SHARES"). At any given time, the "OWNERSHIP PERCENTAGE" of each Party in Newco1 and Newco2 shall be determined by dividing the number of shares of common stock of such entity owned by such Party by the aggregate number of shares of capital stock of such entity outstanding.

            (b) Restrictions on Transfer. Prior to Closing, BRIDGETECH and AMCARE shall enter into a stockholders agreement with respect to Newco1 (the "NEWCO1 STOCKHOLDERS AGREEMENT") and a stockholders agreement with respect to Newco2 (the "NEWCO2 STOCKHOLDERS AGREEMENT"), each in substantially the form attached hereto as Exhibit C. Each person thereafter seeking to own or acquire shares of Newco1 or Newco2 will be required to join the Newco1 Stockholders Agreement or the Newco2 Stockholders Agreement, as applicable, as a condition to the issuance of shares to such person, and shall be subject to all the rights and obligations set forth therein. No holder of any equity interest in Newco1 or Newco2 may sell, transfer, assign, pledge or grant or permit any security interest, lien, charge or other encumbrance upon such equity interest without the prior approval of both BRIDGETECH and AMCARE, except as expressly permitted by the Stockholders Agreement.

      3.3   Management.

            (a)   Composition of the Boards of Directors.

                  (i) Newco1 will be managed by a board of directors (the "NEWCO1 BOARD"). The Newco1 Board will consist of three members, of whom two members will be appointed by BRIDGETECH (the "BRIDGETECH NEWCO1 DIRECTORS") and one member will be appointed by AMCARE (the "AMCARE NEWCO1

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                  DIRECTOR"; the BRIDGETECH Newco1 Directors and the AMCARE
                  Newco1 Director are referred to collectively as the "NEWCO1 DIRECTORS"). The initial BRIDGETECH Newco1 Directors shall be HERBERT WONG and THOMAS C. KUHN III. The initial AMCARE Newco1 Director shall be MOHAN CHELLAPPA. The Party entitled to appoint a director shall have the power to remove such director, and any vacant directorship on the Board shall be filled by a person nominated by the Party entitled to appoint such director. BRIDGETECH and AMCARE shall each vote their shares of Newco1 common stock in favor of the director nominees of the other Party.

                  (ii) Newco2 will be managed by a board of directors (the "NEWCO2 BOARD"). The Newco2 Board will consist of three members of whom two members will be appointed by AMCARE (the "AMCARE NEWCO2 DIRECTORS") and one member will be appointed by BRIDGETECH (the "BRIDGETECH NEWCO2 DIRECTOR"; the AMCARE Newco2 Directors and the BRIDGETECH Newco2 Director are referred to collectively as the "NEWCO2 DIRECTORS"). The initial AMCARE Newco2 Directors shall be MOHAN CHELLAPPA and another person to be designated by Amcare. The initial BRIDGETECH Newco2 Director shall be HERBERT WONG. The Party entitled to appoint a director shall have the power to remove such director, and any vacant directorship on the Board shall be filled by a person nominated by the Party entitled to appoint such director. BRIDGETECH and AMCARE shall each vote their shares of Newco2 common stock in favor of the director nominees of the other Party.

            (b) Voting Rights of Directors. Each Newco1 Director and Newco2 Director will have one vote on all matters requiring the approval or action of the Newco1 Board or the Newco2 Board, respectively.

            (c) Majority Vote; Supermajority Requirements. Any action or consent of the Board will require the approval of a majority of the Board. In addition, the following actions will require the approval of both AMCARE and BRIDGETECH:

                  (i) Adopting or effecting any plan of sale, merger, consolidation, dissolution or recapitalization of Newco1 or Newco2, as applicable;

                  (ii) Offering for sale or selling all or substantially all of the assets of Newco1 or Newco2, as applicable;

                  (iii) Directly or indirectly issuing, selling or delivering any equity interest in Newco1 or Newco2, as applicable;

                  (iv) Effecting any dividend or other distribution of cash or property to any stockholder of Newco1 or Newco2, as applicable;

                  (v) Amending or restating the Certificate of Incorporation, bylaws or other documents governing the formation and organization of Newco1 or Newco2, as applicable, including without limitation the Newco1 Stockholders Agreement and the Newco2 Stockholders Agreement;

                  (vi) Purchasing, leasing or otherwise acquiring any asset or group of assets, in an aggregate amount of consideration in excess of $50,000, or purchasing or otherwise acquiring any direct or indirect equity interest in

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                            any other entity, or all or substantially all of the
                            assets of any other person or entity;

                     (vii) Engaging in any transaction or series of transaction with any affiliate of any Party involving consideration in excess of $50,000, other than the transactions specifically contemplated by the Management Agreements or the Stockholders Agreements;

                     (viii) Creating or incurring indebtedness in an aggregate
                            amount in excess of $50,000;

                     (ix) Material revisions to the Business Plan or Operating Budget of Newco1 or Newco2, as applicable;

                     (x) Increasing the size of the Newco1 Board or the Newco2 Board under any circumstances; or,

                     (xi) Commencing a voluntary bankruptcy case, or any similar action.

              (d) Quorum. A quorum for any meeting of the Board will consist of a majority of the Board and shall include a director designated by each Party.

              (e)    Officers.

                     (i) The officers of Newco1 shall be appointed by the Newco1 Board and will include a President and a Secretary, as set forth in the Newco1 Bylaws.

                     (ii) The officers of Newco2 shall be appointed by the Newco2 Board and will include a President and a Secretary, as set forth in the Newco2 Bylaws.

              (f) Additional Provisions. The Charter Documents of Newco1, the Charter Documents of Newco2, the Newco1 Management Agreement and the Newco2 Management Agreement will contain additional provisions with respect to the management of Newco1 and Newco2, respectively, and related matters that are consistent with this Agreement as the Parties may agree.

       3.4 Capitalization. Neither Party will be permitted or required to make any contributions to Newco1 or Newco2 except in accordance with the following provisions:

              (a) Total Initial Capitalization. The Parties acknowledge and agree that the initial capitalization of Newco1 shall be Thirty Thousand Dollars ($30,000) (the "INITIAL CONTRIBUTION"). This amount shall be contributed by BRIDGETECH on or shortly after May 10, 2005. This initial capitalization has been mutually agreed upon by the Parties.

              (b) Subsequent Bridgetech Investment. BRIDGETECH hereby agrees to contribute an additional Seventy Thousand Dollars ($70,000) to Newco1.

              (c) Capitalization. If the Parties agree that either Newco1 or Newco2 requires additional capitalization, they will consult with each other for the purpose of

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                  agreeing on the amount of additional capital needed, the
                  appropriate portions that should be represented by debt and equity and whether such additional capital will be provided by the Parties or a third party.

            (d) Other Provisions. The Newco1 Charter Documents and the Newco2 Charter Documents will contain such additional provisions with respect to the capitalization of Newco1 and Newco2 and the distribution of income and related matters that are consistent with this Agreement as the Parties may agree.

      3.5   Operations and Accounting Matters.

            (a) Newco1 will be responsible for the operation of a CRO in the Territory, and Newco2 will be responsible for the operation of MTFs in the Territory, and each will be responsible for the conduct of any Additional Business undertaken by them at the direction of BRIDGETECH and AMCARE in compliance with applicable law and contractual obligations.

                  (i) Operational control of all activities of Newco1 and Newco2 will be exercised by its management and not by its stockholders; provided, however, that Newco1 and Newco2 shall assign management functions to AMCARE, or otherwise seek managerial advice from Amcare, to the extent agreed by AMCARE, BRIDGETECH and Newco1 and Newco 2, under separate management agreements (the "NEWCO1 MANAGEMENT AGREEMENT" and the "NEWCO2 MANAGEMENT AGREEMENT").

                  (ii)  The name of Newco1 shall be "Bridgetech CRO, Inc."

                  (iii) The name of Newco2 shall be "AmcareLabs China, Inc."

                  (iv) The Parties shall cause the Newco1 Board and the Newco2 Board to cause Newco1 and Newco2 comply with any legal requirements applicable to Newco1 and Newco2, respectively, under the laws, rules and regulations applicable in the Territory or the United States.

            (b) BRIDGETECH, AMCARE and Newco 1 shall be entitled to advertise, publicize and otherwise represent to third parties the fact that Newco1 is managed by AMCARE, which is affiliated with Johns Hopkins International Medical Laboratories, in any correspondence, communications (verbal, printed or otherwise), promotional and marketing materials or otherwise. To the extent necessary to accomplish the foregoing provisions, AMCARE will license or sublicense any relevant intellectual property rights to BRIDGETECH and Newco1.

            (c) BRIDGETECH, AMCARE and Newco2 shall be entitled to advertise, publicize and otherwise represent to third parties the fact that AMCARE is affiliated with Johns Hopkins International Medical Laboratories in any correspondence, communications (verbal, printed or otherwise), promotional and marketing materials or otherwise. To the extent necessary to accomplish the foregoing intent of the parties, AMCARE will license or sublicense any relevant intellectual property rights to BRIDGETECH and Newco2.

            (d)   The fiscal years of Newco1 and Newco2 shall end on December
                  31.

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            (e)   Newco's financial accounts will be maintained in accordance with US generally accepted accounting principles. Each Party will be entitled to require Newco1 and Newco2 to provide to it all such information as may be required for the purposes of the preparation of their respective accounts in accordance with such generally accepted accounting principles and the requirements of the law applicable in their respective jurisdictions. Each Party will be entitled to receive all such information relating to the affairs of Newco1 and Newco2 as may be requested at any time and from time to time by any Party. Newco1 and Newco2 will provide to the Parties regular and periodic reports on the business, operations and financial and other affairs of Newco1 and Newco2.

            (f) Newco1 and Newco2 shall each keep their funds separate from those of any other person and shall maintain its own depository, banking and similar accounts.

            (g) Any transactions or agreements between Newco1 or Newco2 and any of their affiliates, including BRIDGETECH and AMCARE, will be entered into on an arms'-length basis upon terms that are
                  (i) no less favorable to Newco1 or Newco2, respectively, than would apply in a transaction with a person that is not an affiliate, or (ii) subject to Section 3.3(e)(vii), fully disclosed to and approved by the Board.

            (h) BRIDGETECH and AMCARE shall cooperate with one another to develop business plans and operating budgets for Newco1 and Newco2 by June 15, 2005.

      3.6 Compliance with Laws Regarding Payments. None of Newco1, Newco2 or any of their officers and directors, nor anyone for whose acts or defaults they may be vicariously liable or anyone acting on behalf of any of them, including any Party hereto, shall make any payments in violation of applicable law in connection with or in any way relating to or affecting this Agreement or the business to be carried on by Newco1 or Newco2, nor shall such persons make any payments in violation of any applicable code of conduct of either BRIDGETECH or AMCARE, provided that such code of conduct is commercially reasonable. The Parties acknowledge that the laws of the United States of America, including the Foreign Corrupt Practices Act, prohibit any direct or indirect payment of money or anything of value to any governmental official, international organization, political Party or candidate for political office for the purpose of obtaining or retaining business. The Parties represent and warrant to each other that in the performance of their obligations under this Agreement or otherwise in connection with this Agreement they have not made and agree that they will not make any such prohibited payment.

4. Restrictions on the Activities of BRIDGETECH and AMCARE. The Parties will be subject to the following provisions with respect to the activities of Newco1 and Newco2:

      4.1 Exclusive Dealings in the Territory. Except to the extent prohibited by applicable law, rules and regulations:

            (a) Within the Territory, Newco1 shall be the exclusive provider of CRO services to BRIDGETECH, AMCARE and their Affiliates during the Project Term.

            (b) Within the Territory, Newco2 shall be the exclusive provider of clinical diagnostic anatomic and clinical pathology laboratory services to BRIDGETECH, AMCARE and their Affiliates during the Project Term.

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      4.2   Restrictions.

            (a) In furtherance of the foregoing, during the term of this Agreement, BRIDGETECH and AMCARE, will not, except in situations to which the exclusivity provisions in Section 4.1 above do not apply because of applicable law, rules or regulations:

                  (i) establish or operate, directly or indirectly, a pathology lab or clinical research organization in the Territory, other than through Newco1 and Newco2;

                  (ii) own any interest in, directly or indirectly, or otherwise participate in, directly or indirectly, any entity other than Newco1 or Newco2 that is involved in any aspect of either a MTF or clinical research organization in the Territory, or

                  (iii) compete, directly or indirectly, in the Territory in any other activity undertaken by Newco1 or Newco2 in the Territory.

      4.3 Definitions. For purposes of this Section 4, the term "AFFILIATE" means, for any person, any stockholder, partner, member or other equity owner of such person or any other person directly or indirectly controlling, controlled by or under common control with such person.

5.    Term and Termination.

      5.1 Term. Subject to Sections 5.3, the Project will have an initial term of 10 years (the "PROJECT TERM"), at the end of which time the Project Term may be extended for additional 1 year terms (all such renewal terms shall be considered part of the "Project Term"), unless either Party notifies the other no later than 60 days before the end of the Project Term that it does not wish to extend the Project Term.

      5.2 End of Project Term. Unless the Project Term is terminated previously pursuant to Section 5.3, at the end of the Project Term, the Parties will enter into negotiations with each other for the purpose of determining a price at which either Party would purchase the other Party's shares in Newco1 and/or Newco2. Unless otherwise agreed the purchase price will be payable in cash at closing. If the Parties are unable to agree upon a price for either or both of Newco1 and Newco2, then the Parties will jointly retain, or cause Newco1 and Newco2, as applicable, to retain, an internationally recognized investment bank or other financial advisor to solicit a purchaser or purchasers for all the outstanding shares of Newco1 and/or Newco2, together or separately, each as a going concern with all outstanding contracts, including those to which BRIDGETECH, AMCARE or their affiliates are a Party, other than any outstanding indebtedness of Newco1 and Newco2 to the Parties which will be repaid upon sale. In the event that no bids are received within 180 days after the end of the Project Term for Newco1 or Newco2, respectively, or if for any reason a proposed sale to a successful bidder does not occur within 180 days after the end of the Project Term, then the Parties will require that Newco1 and Newco2 (whichever receives no bids or remains unsold at the end of the prescribed periods) be wound up in accordance with applicable law. From the end of the Project Term until such time as Newco1 and Newco2 are sold or wound up as provided above, this Agreement and the Related Agreements shall remain in effect, and Newco1 and Newco2 shall be operated in the ordinary course of business.

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      5.3   Termination upon default. A Party (the "NON-DEFAULTING PARTY") will have the right to terminate this Agreement and the Related Agreements (with respect to either or both of Newco1 and Newco2) by notice (a "DEFAULT NOTICE") to the other Party (the "DEFAULTING PARTY") upon the occurrence of an Event of Default with respect to the other Party if such Event of Default is not cured by the Defaulting Party within 60 days following receipt of the Default Notice.

            (a)   "EVENT OF DEFAULT" means with respect to a Party:

                  (i) a material breach by the Defaulting Party of the representations, warranties, covenants, or obligations of such Party under any of the Project Documents, or any other agreements between such Party and the Non-Defaulting Party or such Party and Newco1 or Newco2.

                  (ii) The repudiation by that Party or its guarantor of its obligations with respect to any performance not yet due:
                        (A) under this Agreement; or (B) under any Related Agreement.

                  (iii) That Party or its guarantor experiences an Insolvency
                        Event.

                  (iv) The making by that Party or its guarantor of a materially incorrect or misleading representation or warranty under this Agreement or any Related Agreement.

            (b) "INSOLVENCY EVENT" with respect to a Party means that either that Party or its guarantor:

                  (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

                  (ii) becomes insolvent or is unable to pay its debts or fails, or admits in writing its inability generally, to pay its debts as they become due;

                  (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

                  (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation;

                  (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

                  (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

                  (vii) has a receiver appointed to take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets;

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                     (viii) causes or is subject to any event with respect to it which, under the applicable laws of any
                            jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii)
                            (inclusive); or

                     (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

       5.4 Remedies upon default. Upon a termination pursuant to Section 5.3, the Non-Defaulting Party will have the right to exercise any one or more of the following remedies:

              (a) The Non-Defaulting Party shall have the right to purchase from the Defaulting Party all of the shares of either or both of Newco1 and Newco2 owned by the Defaulting Party (including any shares held by its assignees), at a price equal to

                     (i) the Ownership Percentage of the Defaulting Party, multiplied by

                     (ii) the fair market value of the assets of Newco1 and/or Newco2 after taking into account all liabilities of Newco1 and/or Newco2 as determined by an internationally recognized investment bank or other financial advisor.

              (b) The Non-Defaulting Party shall have the right to require the Defaulting Party to purchase all shares in Newco1 and/or Newco2 held by the Non-Defaulting Party at a price equal to

                     (i) the Ownership Percentage of the Non-Defaulting Party, multiplied by

                     (ii) the fair market value of the assets of Newco1 and/or Newco2 after taking into account all liabilities of Newco1 and/or Newco2 as determined by an internationally recognized investment bank or other financial advisor.

              (c) The Non-Defaulting Party shall have the right to require the Parties to bid against each other to purchase the outstanding shares in Newco1 and/or Newco2 held by the other Party, or if no such bids are received, to require Newco1 or Newco2 to be wound up in accordance with applicable law.

              (d) The Non-Defaulting Party shall have the right to recover from the Defaulting Party damages arising from such Event of Default pursuant to Section 10 hereof.

       5.5    Non-Defaulting Party Right to Cure. Upon an Event of Default under
              Section 5.3(a), the Non-Defaulting Party may, at any time prior to giving a Default Notice, cure such Event of Default, and recover from the Defaulting Party the costs of such cure.

       5.6 Winding Up. If either Newco1 or Newco2 is required to be wound up then, unless otherwise agreed and subject to applicable law,

              (a) all outstanding liabilities of Newco1 or Newco2, as applicable, will be paid in full or, if appropriate, covered by adequate reserves set aside for such payment,

              (b) all accrued and unpaid dividends or other distributions will be paid,

              (c) any remaining assets will (A) be distributed to the stockholders in accordance with their Ownership Percentages or (B) if such distribution is not practicable, will be sold at fair market value with the proceeds being distributed to the stockholders in accordance with their Ownership Percentages.

6.     Representations and Warranties.

       6.1 Representations and warranties of BRIDGETECH. BRIDGETECH hereby represents and warrants to AMCARE as follows:

              (a) Status. BRIDGETECH is a corporation validly existing and in good standing under the laws of the State of Delaware, U.S.A. BRIDGETECH has all necessary power to enter into this Agreement.

              (b) Authorization, etc. The execution, delivery and performance by BRIDGETECH of this Agreement has been authorized by all necessary action on the part of such entity and its stockholders, as the case may be, and does not and will not

                     (i) violate the organizational documents of BRIDGETECH or any applicable law, or

                     (ii) contravene, conflict with, or result in a default under any order or judgment of any court or other governmental authority or any agreement to which BRIDGETECH is a Party or by which any of its assets may be bound.

              (c)    Governmental and Other Consents etc. Except as set forth in
                     Schedule 6.1(c), all governmental and other authorizations, approvals, consents, notices, and filings, including any approvals, consents or notices under contracts to which BRIDGETECH is a Party, that are required to have been obtained or submitted by BRIDGETECH prior to the execution and delivery of this Agreement by BRIDGETECH have been obtained and are in full force and effect. BRIDGETECH is not aware of any reason why any other such authorizations, approvals, consents, notices or filings that may be required on the part of BRIDGETECH (or any other affiliate that is or will be involved in this Project) in connection with the Project will not be obtained in a timely manner without the imposition of any conditions that would adversely affect the ability of BRIDGETECH or any such affiliate to participate in the Project as contemplated by this Agreement.

              (d) Enforceability. Its obligations and the obligations of BRIDGETECH and any affiliate under this Agreement and any other agreement entered into by such entity in connection with this Agreement or the Project are and will be the legal, valid, and binding obligation of BRIDGETECH or such affiliate as the case may be, enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject as to enforceability, to equitable principle of general application regardless of whether enforcement is sought in a proceeding in equity or at law.

              (e) Litigation. There are no suits, proceedings, judgments, rulings or orders by or before any governmental authority, court or arbitrator or any pending or threatened action or proceeding affecting BRIDGETECH or any of their affiliates before any governmental authority, court or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of BRIDGETECH or the ability of BRIDGETECH and its affiliates to perform their respective obligations under this Agreement or any other agreement entered into by such entity in connection with this Agreement or the Project, or which purports to affect the legality, validity or enforceability of this Agreement or any other such agreement.

       6.2 Representations and warranties of AMCARE. AMCARE hereby represents and warrants to BRIDGETECH as follows:

              (a) Status. AMCARE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. AMCARE has all necessary power to enter into this Agreement.

              (b) Authorization, etc. The execution, delivery and performance by AMCARE of this Agreement has been authorized by all necessary action on the part of such entity and its stockholders and does not and will not

                     (i) violate the organizational documents of AMCARE or any applicable law, or

                     (ii) contravene, conflict with, or result in a default under any order or judgment of any court or other governmental authority or any agreement to which AMCARE is a Party or by which any of its assets may be bound.

              (c)    Governmental and Other Consents etc. Except as set forth on
                     Schedule 6.2(c), all governmental and other authorizations, approvals, consents, notices, and filings, including any approvals, consents or notices under contracts to which AMCARE is a Party, that are required to have been obtained or submitted by AMCARE prior to the execution and delivery of this Agreement by AMCARE have been obtained and are in full force and effect. AMCARE is not aware of any reason why any other such authorizations, approvals consents, notices or filings that may be required on the part of AMCARE (or any other affiliate that is or will be involved in this Project) in connection with the Project will not be obtained in a timely manner without the imposition of any conditions that would adversely affect the ability of AMCARE or any such affiliate to participate in the Project as contemplated by this Agreement.

              (d) Affiliate Status. AMCARE is party to a written agreement with Johns Hopkins International Medical Laboratories pursuant to which AMCARE is designated as an "affiliate" of Johns Hopkins International Medical Laboratories. Such agreement is a legal, valid and binding obligation with respect to each of AMCARE and Johns Hopkins International Medical Laboratories. Neither Johns Hopkins Medical Laboratories nor AMCARE is in breach of or in default under such agreement. During the Project Term, AMCARE shall notify BRIDGETECH in writing immediately upon the termination or expiration of such agreement or any amendment thereof or default thereunder that results or could reasonably be expected to result in AMCARE no longer being an affiliate of Johns Hopkins International Medical Laboratories.

              (e) Enforceability. Its obligations and the obligations of AMCARE and any affiliate under this Agreement and any other agreement entered into by such entity in connection with this Agreement or the Project are and will be the legal, valid, and binding obligation of AMCARE or such affiliate enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject as to enforceability, to equitable principle of general application regardless of whether enforcement is sought in a proceeding in equity or at law.

              (f) Litigation. There are no suits, proceedings, judgments, rulings or orders by or before any governmental authority, court or arbitrator or any pending or threatened action or proceeding affecting AMCARE before any governmental authority, court or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of AMCARE or the ability of AMCARE to perform its obligations under this Agreement or any other agreement entered into by such entity in connection with this Agreement or the Project, or which purports to affect the legality, validity or enforceability of this Agreement or any other such Agreement.

       6.3 No other representations or warranties. Except for the representations and warranties expressly set forth in this Agreement neither Party is relying upon any statement, representation or warranty made by the other Party or any of the other Party's affiliates or agents, or any of their respective officers or employees. Without limiting the preceding sentence, each Party expressly acknowledges, represents and warrants to the other Party as follows:

              (a) The Project. No representation or warranty is made by the other Party or any of its affiliates with respect to the possible revenues, profits or losses that may arise from the Project or any transaction contemplated by this Agreement, any Related Agreement or any other Project Documents.

              (b)    Investment Risk.

                     (i) The investments in Newco1, Newco2 and the Project contemplated by this Agreement involve a high degree of risk and are illiquid.

                     (ii) Neither of the Parties is under any obligation to register any shares or other equity interests in Newco1 or Newco2 with the applicable regulatory bodies of the Territory, the U.S. Securities and Exchange Commission or any other federal, state or provincial governmental agencies of the Territory or the U.S., or to take any other action necessary in order to make compliance with an exemption from registration available, or to otherwise offer the common shares of Newco1 or Newco2 publicly.

                     (iii) Each Party has a full understanding of the terms and risks of the Project and is capable of assuming those risks.

              (c) Information. Representatives of each Party have had an opportunity to ask questions and receive answers about the Project and to obtain additional information for verification purposes. Each such Party has retained and will retain legal and professional advisors of its choice and is not relying upon advice rendered by any advisors employed or retained by the other Party.

              (d) Relationship between the Parties; Non-Reliance. In entering into this Agreement and any Related Agreement and any transactions in connection with the Project,

                  (i) it is acting for its own account as a principal (and not as an adviser, agent, broker or in any other capacity, fiduciary or otherwise),

                  (ii) it has made its independent decision to pursue the Project and to enter into the Project Documents based on its own evaluation of the costs, risks and benefits of the Project and not in reliance upon any view expressed by any other Party to this Agreement or its affiliates,

7. Guarantees. Unless otherwise agreed by each Party, neither BRIDGETECH nor AMCARE will be required to provide any guarantee either to each other or to any third party with respect to the obligations of Newco1 or Newco2 under any loan or credit agreement, lease, purchase or supply agreement or other agreement of any kind.

8.    Confidentiality and Intellectual Property.

      8.1 Confidential Information. For purposes of this Agreement, subject to the special provisions in Section 8.3 below, "CONFIDENTIAL INFORMATION" means information provided by a Party to this Agreement (the "DISCLOSING PARTY") to any other Party to this Agreement or to Newco1 or Newco2 (the "RESTRICTED PARTY") in connection with the transactions and relationships contemplated by the Project Documents, including but not limited to:

            (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, products, planning information, marketing strategies, plans, finance operations, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Disclosing Party and its affiliates and, services and products provided to or obtained from, the terms of related contracts with, and the identities of any other identifying information regarding the customers, clients and suppliers of the Disclosing Party or its affiliates;

            (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Disclosing Party a competitive advantage over its competitors;

            (c) all confidential or proprietary concepts, documentation, reports, data (including magnetic tapes), specifications, web sites, screen formats, computer software, source code, object code, flow charts, databases, inventions, systems, system security features, system enhancements, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable;

            (d) all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing;

            (e) any other information that a Disclosing Party treats as confidential information provided by an affiliate or other third party; and

            (f) any information derived from any of the foregoing that is treated as confidential.

      8.2 Nondisclosure. Each Party shall treat as confidential, and the Parties shall together cause Newco1 and Newco2 to treat as confidential, all Confidential Information of the other Party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the Parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement. Neither BRIDGETECH nor AMCARE shall be entitled to access, use or disclose any Confidential Information of the other Party solely by virtue of the provision of such Confidential Information by the Disclosing Party to Newco1 or Newco2.

      8.3 Exceptions. Notwithstanding the above, neither Party shall have liability to the other with regard to any Confidential Information of the other which the Restricted Party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the Restricted Party; (ii) was known to the Restricted Party, without restriction, at the time of disclosure
            (iii) is disclosed with the prior written approval of the Disclosing Party; (iv) was independently developed by the Restricted Party without any use of the Confidential Information of the other Party,
            (v) becomes known to the Restricted Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement by the Restricted Party and otherwise not in violation of the Disclosing Party's rights; (vi) is disclosed generally to third parties by the Disclosing Party without restrictions similar to those contained in this Agreement; or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Restricted Party shall provide prompt notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure.

      8.4 Return of Confidential Information. Upon expiration or termination of the Project, each Party shall return or destroy, and together shall cause Newco1 and/or Newco2, as applicable, to return or destroy, all Confidential Information received from the other Party.

      8.5 Confidentiality of Agreement. Each Party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction or (vii) in accordance with
            Section 9, below.

      8.6 Intellectual Property. Each of BRIDGETECH and AMCARE acknowledge that, during the course of the Project, BRIDGETECH or AMCARE may license or otherwise permit Newco1 or Newco2 to use certain patents, trademarks, trade names, service marks, domain names, copyrights, designs, processes, formulae, methods, schematics, technology, invention, trade secrets, know-how, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "INTELLECTUAL PROPERTY") owned or licensed by such Party (the "OWNER") in order to permit Newco1 and Newco2 to perform their obligations under the Project Documents or otherwise. The Parties acknowledge and agree that, and the Parties shall cause Newco1 and Newco2 to acknowledge and agree that, except to the extent that
            (i) such Intellectual Property is expressly and specifically contributed in writing by the Owner thereof as part of an equity contribution to Newco1 or Newco2 to which the other Party consents in writing, or (ii) such Intellectual Property is expressly and specifically sold to Newco1 or Newco2 by the Owner thereof in accordance with the provisions of this Agreement, none of Newco1, Newco2 or the non-Owner Party shall acquire any rights, express or implied, in the Intellectual Property other than those specified in Project Document pursuant to which such license or right to use was granted. For the avoidance of doubt, in no event shall Newco1 or Newco2 license or otherwise permit the non-Owner Party or any third party to use any such Intellectual Property to which it may be given access pursuant to the terms of the Project Documents without the prior written consent of the Owner.

      8.7 Remedies. Any breach of the restrictions contained in this Section 8 is a breach of this Agreement which may cause irreparable harm to the non-breaching Party. Any such breach shall entitle the non-breaching Party to injunctive relief in addition to all legal remedies.

9. Press Release and Announcements. BRIDGETECH and AMCARE agree that no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any Party without the prior consent of the other Party, except that either Party may, after consultation with counsel, make announcements that such Party reasonably may determine are necessary to comply with applicable law. AMCARE acknowledges and agrees that BRIDGETECH may be required to announce the terms of this Agreement and make publicly available this Agreement and that no breach of this Section 9 shall be deemed to result therefrom. Notwithstanding the foregoing, BRIDGETECH and AMCARE shall cooperate to prepare a joint press release to be issued in connection with the Closing.

10.   Indemnification.

      10.1 Indemnification. Each Party (the "Indemnifying Party") will defend, indemnify, and hold the other Party and its Affiliates, officers and directors, shareholders, and each of its and their successors and permitted assigns (the "Indemnified Parties"), harmless from and against any and all liabilities, judgments, losses, actual damages, costs, and expenses (including without limitation reasonable attorneys' and experts' fees) which any or all of them may hereafter incur themselves or pay out to another by reason of any claim, suit, or proceeding brought by a third party, at law or in equity, that arises out of or relates to (i) a material breach of any representation, warranty, covenant, obligation or other provision of this Agreement by the Indemnifying Party or (ii) any other Event of Default, except to the extent caused by the gross negligence or willful misconduct of an Indemnified Party.

      10.2 Indemnification Procedures. To the extent that the indemnification described in Section 10.1 above relates to a claim, suit or proceeding by a third party, the Indemnifying Party must keep the Indemnified Parties fully informed regarding the status or progress of any claim, suit, settlement or proceeding related hereto. The defense of the Indemnified Parties shall be provided by attorneys selected and retained by the Indemnifying Party at its sole cost and expense, which attorneys shall be subject to the prior written approval of the Indemnified Parties (not to be unreasonably withheld, conditioned or delayed). The Indemnified Parties shall have the right to participate, and be represented by attorneys or other representatives of their choosing (at their sole cost and expense) in the defense of such claim, suit or proceeding and all settlement negotiations relative thereto. The Indemnifying Party shall have the right to determine all matters in connection with the claim, suit or proceeding including, without limitation, in connection with negotiations relating to the settlement thereof, provided, however, that any settlement of such claim, suit or proceeding shall require the Indemnified Parties to be released of all liability with respect thereto. In the event that the Indemnifying Party fails or refuses to indemnify any Party with respect to any claim or matter indemnified under this Section 10 after written notice and a reasonable opportunity to do so, said Indemnified Party shall have the right to defend such claim or matter at the sole cost and expense of the Indemnifying Party, through attorneys selected by the Indemnified Party in its sole discretion. The indemnities set forth in this Section 10 shall survive expiration or earlier termination of this Agreement.

      10.3 Exclusion of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EVEN IF THE PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES.

11.   Dispute Resolution Procedure.

      11.1 General. The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except as otherwise provided in this Section 11, all disputes, controversies, or claims arising out of or relating to this Agreement or an Event of Default (as defined in this Agreement), or the breach, termination, or validity of this Agreement (a "Dispute"), shall be resolved in accordance with this Section 11.

      11.2 Discussions to Resolve Dispute. At the written request of either Party identifying a Dispute, the Parties to the Dispute shall appoint knowledgeable, responsible representatives to meet and negotiate in good faith to attempt to resolve the Dispute. The Parties intend that these negotiations be conducted by non-lawyer, business representatives, including at least one senior executive of each Party to the dispute. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Discussion and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any arbitration or other proceeding. Documents identified in or provided with such communications, but which were not prepared for purposes of the negotiations, are not so exempted.

      11.3  Arbitration. Any Dispute not resolved by negotiation pursuant to
            Section 11.2 within thirty (30) days of the written request for negotiation, shall be finally resolved, at the initiative of either Party, by binding arbitration in accordance with this Section 11 and the International Arbitration Rules of the American Arbitration Association (the "AAA Rules").

      11.4 Venue. Any arbitration under this Section 11 shall be conducted pursuant to the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., in New York, New York or such other location as may be agreed by the Parties.

      11.5 Selection of Arbitrators. There shall be one arbitrator, who shall have at least five (5) years' experience in or with the health care industry. If the Parties are unable to agree on the selection of the arbitrator within twenty-one (21) days of the notice of arbitration, the arbitrator shall be chosen in accordance with the AAA Rules.

      11.6 Waiver of Special, Consequential, and Punitive Damages. The award of the arbitrator may not include any element of special, consequential, or punitive damages, and the right to claim such damages is hereby expressly waived by each Party.

      11.7 Provisional Relief. Either Party may seek from any court of competent jurisdiction any provisional relief that may be required to protect its rights or rights created pursuant to this Agreement, without prejudice to its agreement to arbitrate Disputes under this
            Section 11.

      11.8 Jurisdiction. The Parties hereby consent to the non-exclusive jurisdiction of the Courts of the State of New York for purposes of any application for provisional relief under Section 11.7 or to enforce any provision of this Section 11, or any arbitration award hereunder, but both Parties remain free to seek similar relief from any court in any other jurisdiction in which such relief may be needed.

      11.9 Award; Fees and Expenses. The award of the arbitrator may be entered in any court of competent jurisdiction. The fees and costs of the Parties to any dispute resolved by arbitration under this Section 11, including without limitation the arbitrator's fees and all attorneys' fees and expenses, shall be allocated in the award.

12.   Miscellaneous.

      12.1 Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

      12.2 Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, not to be unreasonably delayed or withheld, and any purported such assignment without such consent shall be void. For purposes of this Section 12.2, a merger involving a Party shall be deemed to result in an assignment of this Agreement to the surviving entity in the merger, regardless of whether the Party is the surviving entity or merging entity to such merger.

      12.3  Notices And Other Communications.

            (a)   Each notice, communication and delivery under this Agreement
                  (i) shall be made in writing signed by the Party making the same, (ii) shall specify the Section of this Agreement pursuant to which it is given, (iii) shall be given either in person or by telecopier, effective upon such delivery or the confirmed transmission and (iv) if not given in person, shall be sent to the applicable Party at the address set forth below (or at such other address as the applicable Party may furnish to the other Party pursuant to this subsection) by international courier delivery service, effective upon the second business day after such notice is deposited, delivery charges pre-paid, with such international courier delivery service. Each Party's notice information is as follows:

            BRIDGETECH:  Bridgetech Holdings International, Inc.
                         777 S. Highway 101, Suite 215
                         Solana Beach, California 92075
                         USA
                         Attn: Thomas C. Kuhn III
                         Phone: 619-342-7440
                         Fax: 619-342-7497

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

                         With a copy to:

                         Sutherland Asbill & Brennan LLP
                         999 Peachtree Street, NE
                         Atlanta, Georgia 30309
                         USA
                         Attn: B. Knox Dobbins
                         Phone: 404-853-8053
                         Fax: 404-853-8806

            AMCARE:      AmcareLabs International, Inc
                         5801 Smith Avenue, Suite 305
                         Baltimore, Maryland 21207
                         USA
                         Attn: Mohan Chellappa
                         Phone: 410-735-6558
                         Fax: 410-735-6552

            (b)   Either Party may modify any information specified in this
                  Section 12.3 by giving written notice to the other Party.

            (c) All written communications made as provided in Section 12.3(a) shall be deemed given upon receipt by the Party to which it is addressed, which, in the case of facsimile, shall be deemed to occur by the close of the business day in the place of receipt on which the same is transmitted or such earlier time as is confirmed by the receiving Party.

      12.4 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be contrary to any applicable law or regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable shall not be affected thereby and, to the extent consistent with the overall intent of this Agreement taken as a whole, shall be enforced to the fullest extent permitted by applicable law and regulation.

      12.5 Amendment; No Waiver. This Agreement shall only be amended upon the written agreement of each Party hereto. No waiver by either Party of any one or more defaults by the other Party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults whether of a like kind or different nature. No delay by either Party in the enforcement of any of its rights under this Agreement shall be deemed to be a waiver of such rights.

      12.6 Relationship between the Parties. Except to the extent contemplated by this Agreement, nothing in this Agreement shall create or be deemed to create a partnership or joint venture between the Parties and except to the extent expressly specified in this Agreement or any Related Agreement no Party will or is entitled to act as agent for any other Party.

      12.7 Expenses. Each Party will be responsible for the payment of all costs and expenses incurred by it in connection with the preparation and negotiation of this Agreement and the Related Agreements and unless, and only to the extent, agreed by the Parties none of such costs or expenses will be borne by Newco1 or Newco2.

      12.8 No Third Party Beneficiaries. This Agreement confers no rights whatsoever upon any person other than BRIDGETECH, AMCARE, Newco1 and Newco2 and shall not create, or be interpreted as creating, any standard of care, duty or liability to any person not a Party hereto.

      12.9 Governing Law. The Project Documents will be governed by the laws of Delaware except as specifically provided in such documents, without regard to principles of conflict of laws.

      12.10 Certain Rules of Construction. The following rules of construction will apply throughout this Agreement and any Project Document.

            (a) Headings. Any headings used in this Agreement or in any other Project Documents are for the purpose of convenience only and shall not affect the meaning or interpretation of the agreement or document in question.

            (b) Words of Inclusion. The word "including" will not be construed to be a term of limitation, so that references to "included" matters or items will be regarded as illustrative and will not be interpreted as a limitation on, or an exclusive listing of, the matters or items referred to.

            (c) Singular and Plural Forms; Genders. Whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

      12.11 Counterparts. This Agreement may be executed by each Party upon a separate copy, and in several counterparts, each of which will be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                            (Signature page follows.)

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused it to be executed by their duly authorized officers or agents all as of the day and year first above written.

                                       BRIDGETECH  HOLDINGS INTERNATIONAL, INC.

                                       By:    /s/ Herbert Wong
                                              ---------------------------------
                                       Name:  Herbert Wong
                                       Title: Chairman

                                       AMCARE LABS INTERNATIONAL, INC.

                                       By:    /s/ Mohan Chellappa
                                              ---------------------------------
                                       Name:  Mohan Chellappa
                                       Title: President

                                    EXHIBIT A

                      FORM OF CERTIFICATE OF INCORPORATION

See attached.

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BRIDGETECH CRO, INC.

      FIRST: The name of the corporation is "Bridgetech CRO, Inc.".

      SECOND: The address of the registered office of the corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, New Castle County Wilmington, Delaware 19801 in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000) shares of common stock having a par value of $.001 per share ("Common Stock").

      FIFTH: The incorporator is Thomas C. Kuhn III, whose mailing address is c/o Bridgetech Holdings International, Inc., 777 S. Highway 101, Suite 215, Solana Beach, California 92075.

      SIXTH: Election of directors need not be by ballot.

      SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

      EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Delaware General Corporation Law Section 174, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this certificate of incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      NINTH: The corporation reserves the right to amend and repeal any provision contained in the certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

      DULY EXECUTED and delivered by the incorporator, under seal, for the purpose of forming a corporation under the laws of the State of Delaware and making, filing and recording this certificate of incorporation, and who does hereby certify that the facts stated in this certificate of incorporation are true, all on May 25, 2005.

                                                   _____________________________
                                                   Thomas C. Kuhn III
                                                   as incorporator

                                    * * * * *

                                                                       EXHIBIT B

                                 FORM OF BYLAWS

See attached.

================================================================================

                                     BYLAWS

                                       OF

                                  [__________]

                            (a Delaware Corporation)

================================================================================

                                TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS..............................................    29
   1.1      Definitions.............................................    29
ARTICLE 2: STOCK CERTIFICATES.......................................    30
   2.1      Stock Certificates......................................    30
   2.2      List of Stockholders....................................    30
   2.3      Transfers of Stock......................................    30
   2.4      Lost Certificates.......................................    30
ARTICLE 3: STOCKHOLDERS' MEETINGS...................................    30
   3.1      Annual Meetings of Stockholders.........................    30
   3.2      Special Meetings of Stockholders........................    30
   3.3      Notice..................................................    30
   3.4      Quorum..................................................    31
   3.5      Voting..................................................    31
   3.6      Adjournment.............................................    31
   3.7      Presiding Officer.......................................    31
   3.8      Written Consent of the Stockholders.....................    32
ARTICLE 4: BOARD OF DIRECTORS.......................................    32
   4.1      Powers of Board.........................................    32
   4.2      Number of Board; Conduct of Meetings of Board...........    32
   4.3      Removal of Board........................................    32
   4.4      Board Vacancies.........................................    32
   4.5      Meetings; Notice........................................    33
   4.6      Executive and Other Committees..........................    34
   4.7      Reliance on Records and Third Parties...................    34
ARTICLE 5: OFFICERS.................................................    35
   5.1      Officers; Election......................................    35
   5.2      President...............................................    35
   5.3      Secretary...............................................    35
   5.4      Vice Presidents.........................................    35
   5.5      Appointment of Officers and Agents......................    35
   5.6      Removal of Officers and Agents..........................    35
   5.7      Vacancies...............................................    35
ARTICLE 6: SEAL.....................................................    36
   6.1      Seal....................................................    36
ARTICLE 7: INDEMNIFICATION AND INSURANCE............................    36
   7.1      Indemnification.........................................    36
   7.2      Insurance...............................................    37
ARTICLE 8: MISCELLANEOUS............................................    37
   8.1      Voting of Securities Owned by the Corporation...........    37
   8.2      Registered Offices......................................    37
ARTICLE 9: AMENDMENT................................................    38
   9.1      Amendment...............................................    38

                                     BYLAWS

                                       OF

                                  [__________]
                            (A Delaware Corporation)

                             ARTICLE I. DEFINITIONS

      1.1 Definitions.

            The following terms used in the Bylaws have the meanings set forth below:

            (a) "Certificate of Incorporation" means the certificate of incorporation of the Corporation as amended from time to time.

            (b)   "Board" means the Board of Directors of the Corporation.

            (c) "Bylaws" means these bylaws as amended or restated from time to time.

            (d)   "Corporation" means the Delaware corporation named _________.

            (e) "DGCL" refers to the General Corporation Law of the State of Delaware or any successor law of the State of Delaware, and a reference to a particular section of the DGCL is a reference to successor sections of such law or successor law.

            (f)   "Section" means a section of the Bylaws.

            (g)   "Stockholders" means the stockholders of the Corporation.

For purposes of the Bylaws: (i) titles and captions of or in, and the table of contents of, the Bylaws are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of the Bylaws or the intent of any of their provisions; and (ii) "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

                         ARTICLE II. STOCK CERTIFICATES

      2.1 Stock Certificates. Stock certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued. They shall be signed by the President or the Secretary (any of which signatures may be a facsimile), and the seal of the Corporation or a facsimile of it shall be affixed to the stock certificate.

      2.2 List of Stockholders. The Corporation shall maintain an alphabetical record of the names and addresses of its Stockholders and the number of shares of stock held by each, which shall be maintained and made available in accordance with the DGCL.

      2.3 Transfers of Stock. Transfers of stock of the Corporation shall be made in the stock records of the Corporation upon surrender of the certificate for such stock signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to any other restrictions placed on the transfer of such stock.

      2.4 Lost Certificates. The Corporation may issue a new stock certificate in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if the President in his sole discretion deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by him in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                       ARTICLE III. STOCKHOLDERS' MEETINGS

      3.1 Annual Meetings of Stockholders. The annual meeting of the Stockholders of the Corporation shall be held within the first four months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Delaware, as may from time to time be fixed by the Board or the President; provided that the failure to hold an annual meeting shall not work a forfeiture of or otherwise affect valid corporate acts.

      3.2 Special Meetings of Stockholders. Special meetings of the Stockholders may be called at any time by the Board or the President, or by the Corporation upon the written request of the holder or holders of at least 15 percent of the outstanding shares of stock of the Corporation. Special meetings of the Stockholders shall be held at such time and place, within or without the State of Delaware, as may be determined by the person or persons calling the meeting.

      3.3 Notice. The Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, if any, day and time of each meeting of the Stockholders, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder of record entitled to vote at such meeting. Such notice shall be given in any manner permitted by the DGCL. If mailed, such notice shall be deemed to be delivered five (5) days after it is deposited in the United States mail with first class postage thereon prepaid, addressed to the Stockholder at his address as it appears on the stock records of the Corporation. The notice of a special meeting of the Stockholders shall state the purpose or purposes for which the meeting is called. If the meeting is to be held by means of remote communication pursuant to the DGCL, the notice shall state the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Notice of a meeting of the Stockholders need not be given to any Stockholder who signs a waiver of notice, either before or after the meeting. Attendance of a Stockholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Stockholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

      3.4 Quorum. At all meetings of the Stockholders, the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business.

      3.5 Voting. Except as otherwise required by law, the Bylaws or any lawful agreement between or among the Stockholders, all resolutions adopted and business transacted shall require the favorable vote of the holders of a majority of the shares of stock represented at the meeting and entitled to vote on the subject matter. Except as otherwise required by law, by the Certificate of Incorporation, by filings with the Delaware Secretary of State fixing and determining the voting rights of the stock of the Corporation or by the Bylaws, at any meeting of the Stockholders, each Stockholder of the Corporation shall have one vote, in person or by proxy, for each share of stock having voting rights standing in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting.

      3.6 Adjournment. The holders of a majority of the shares of stock represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. If a quorum is not present, the holders of the shares of stock present in person or represented by proxy at the meeting, and entitled to vote, shall have the power, by the affirmative vote of the holder of such shares of stock, which represent a majority of the votes which may be cast by the holders of such shares of stock, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty (30) days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any Stockholder provided that the time, place, if any, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

      3.7 Presiding Officer. The President shall preside at meetings of the Stockholders; provided, however, that the President may delegate his authority to preside at meetings of the Stockholders pursuant to Section 5.2.

      3.8 Written Consent of the Stockholders. Any action required to be taken at a meeting of the Stockholders of the Corporation, or any action that may be taken at a meeting of the Stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by persons who would be entitled to vote at a meeting those shares of stock having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote were present and voted. Prompt notice shall be given of the taking of corporate action without a meeting by less than unanimous written consent to those Stockholders on the record date whose shares of stock were not represented on the written consent. For purposes of written consent by the Stockholders, the record date for determining Stockholders entitled to take action pursuant to this Section 3.8 shall be the date when the consent is first executed and action shall be deemed taken when executed by the last necessary signature.

                         ARTICLE IV. BOARD OF DIRECTORS

      4.1 Powers of Board. Subject to the Certificate of Incorporation, the Bylaws, and any lawful agreement between or among the Stockholders, including that certain Joint Venture Agreement, dated as of April 10, 2005, by and between Bridgetech Holdings International, Inc. and Amcare Labs International, Inc. (the "Joint Venture Agreement") and any management agreement contemplated thereby, the business and affairs of the Corporation shall be managed by the Board.

      4.2 Number of Board; Conduct of Meetings of Board. The members of the Board of Directors shall be determined as provided in the Joint Venture Agreement. In the event that the Joint Venture Agreement shall no longer be in effect, the Board shall consist of three directors, each of whom shall be elected at an annual meeting of the Stockholders, to serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

      4.3 Removal of Board. Members of the Board of Directors shall be removed only as provided in the Joint Venture Agreement. In the event that the Joint Venture Agreement shall no longer be in effect, at any meeting of the Stockholders with respect to which notice of such purpose has been given, the entire Board or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote.

      4.4 Board Vacancies. Except as otherwise provided in this Section 4.4 or in the Joint Venture Agreement, any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the Stockholders. Any vacancy arising as a result of the removal of a director by the Stockholders may be filled by the Stockholders or, if the Stockholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office. The Board may fill a vacancy created by an increase in the number of directors resulting from an amendment of Section 4.2, but only for a term of office continuing until the next annual election of directors by the Stockholders and the election and qualification of a successor.

      4.5 Meetings; Notice.

            (a) Time and Location. The Board shall meet annually immediately following the annual meeting of the Stockholders; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. A special meeting of the Board may be called at any time by the President, or by any two directors, on ten (10) days' notice.

            (b) Notice. Notice shall be given (i) in person, either orally or in writing (which includes a telephone call to the director, but does not include either (A) a telephone call to such directors' assistant or (B) the leaving of a message), (ii) by nationally recognized next business day delivery service for next business day delivery, (iii) by fax, or (iv) by electronic mail. Such notice shall be addressed to the director at his address as it appears on the stock records of the Corporation or, if he is not a Stockholder, at his business address. Notice of a special meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board may be held within or without the State of Delaware at such place as may be determined by the person or persons calling the meeting.

            (c) Quorum. Unless otherwise provided in the Joint Venture Agreement, all of the directors shall constitute a quorum for the transaction of business.

            (d) Voting. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the Joint Venture Agreement, all resolutions adopted and all business transacted by the Board shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

            (e) Presiding Officer. The Board shall select a director as chairman for each meeting.

            (f) Written Consent of Board. Any action required to be taken at a meeting of the Board, or any action that may be taken at a meeting of the Board, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all the directors and shall be filed with the minutes of the proceedings of the directors.

            (g) Telephonic Meetings of Board. Any action required to be taken at a meeting of the Board, or any action that may be taken at a meeting of the Board, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of Article 4 of the Bylaws with respect to meetings of the Board shall apply to such a meeting.

      4.6 Executive and Other Committees. The Board may designate, by resolution adopted by a majority of the Board, from among its members an executive committee and one or more other committees, each consisting of one or more directors, subject to the following:

            (a) Each such committee shall have and may exercise, consistent with and to the extent provided in the resolution of the Board designating such committee, all the authority of the Board, but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the DGCL to be submitted to Stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation.

            (b) Each member of any such committee shall hold office until the next regular annual meeting of the Board following his designation and until his successor is designated, elected and qualified. Any vacancy in any such committee may be filled by a resolution adopted by a majority of the Board. The Board, by resolution adopted by a majority of the Board, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of any such committee may resign from such committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (c) Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the holding of its meetings and the conduct of its business, subject to the following: (i) a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business; (ii) the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee; and (iii) in other respects each committee shall hold its meetings and conduct its business in the same manner as does the Board pursuant to Article 4 of the Bylaws (including, without limitation, the taking of action without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee and be filed with the minutes of the proceedings of such committee). Each such committee shall keep minutes or other records of its proceedings and shall report its actions to the Board as requested and at regularly scheduled meetings of the Board.

            (d) The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member of the Board, of any responsibility imposed by law.

      4.7 Reliance on Records and Third Parties. A member of the Board or a member of any committee designated by the Board shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                               ARTICLE V. OFFICERS

      5.1 Officers; Election. The Board shall elect a President and a Secretary, and may elect one or more Vice Presidents, and such other officers, assistant officers or agents as the Board shall determine. Any two or more offices may be held by the same person. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

      5.2 President. Subject to the direction of the Board, the President shall be the chief operating officer of the Corporation and have general supervision of the day-to-day affairs of the Corporation. When present, he or she shall report to the Stockholders and directors at all regular meetings. The President shall have the power to enter into contracts on behalf of the Corporation; shall sign or countersign all certificates, contracts or other instruments on behalf of the Corporation as authorized by the Board; and shall have all such other duties and powers as are incident to his office or properly prescribed by the Board. The President shall exercise all of the functions and perform all of the duties of the chief executive officer of the Corporation. If he has not delegated such authority, the President shall preside at meetings of the Stockholders and, if he is a director, at meetings of the Board.

      5.3 Secretary. The Secretary shall keep minutes of all meetings of the Stockholders and Board, shall have charge of the minute books, stock records and seal of the corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board.

      5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and exercise such powers as the President or the Board shall request or delegate and, unless the Board, or the President otherwise provides, shall perform such other duties as are generally performed by Vice Presidents with equivalent restrictions, if any, on title.

      5.5 Appointment of Officers and Agents. The Board or the President may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Board or the President may determine. Any such officers, assistant officers or agents so appointed shall perform such duties as are set forth in the Bylaws and as the action appointing him provides, and, unless such action otherwise provides, such appointed officers, assistant officers and agents shall perform such duties as are generally performed by elected officers, assistant officers or agents having The same title.

      5.6 Removal of Officers and Agents. Any officer, assistant officer or agent elected or appointed by the Board may be removed by the Board. Any officer, assistant officer or agent appointed by the President may be removed by the President or by the Board whenever in his or its judgment the best interests of the Corporation will be served thereby.

      5.7 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board.

                                ARTICLE VI. SEAL

         6.1 Seal. The seal of the Corporation shall be in such form as the Board may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the stock certificates and such other papers as may be directed by law, by the Bylaws or by the Board.

                   ARTICLE VII. INDEMNIFICATION AND INSURANCE

      7.1 Indemnification.

      (a) General. The Corporation shall indemnify each person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under DGCL
Section 145(a), (b) and (c) or any other provisions of the laws of the State of Delaware.

      (b) Procedure. If any such indemnification is requested pursuant to the foregoing, the Board shall cause a determination to be made (unless a court has ordered the indemnification or indemnification is required by DGCL Section 145(c)) pursuant to DGCL Section 145(d) as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in DGCL Sections 145(a) or (b). Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director or officer to the maximum extent permitted by said sections of such laws.

      (c) Interim Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board, upon receipt of an agreement or an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in, or as permitted by, this Article 7. The Board may pay such expenses of such person upon such other terms and conditions as the Board deems appropriate.

      (d) Subsequent Amendment. No amendment, termination or other elimination of this Article 7 or of any relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights to indemnification under this Article 7 with respect to any action, suit or proceeding arising out of, or relating to, any event or act or omission occurring or fact or circumstance existing prior to such amendment, termination or other elimination.

      (e) Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.1 shall not be deemed exclusive of any other rights to which a director or officer, seeking indemnification or advancement of expenses may be entitled under any applicable law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office; provided, however, that indemnification of a director shall not be permitted with respect to liability (i) for any breach of the director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under DGCL Section 174, or (iv) for any transaction from which the director derived an improper personal benefit. Nothing contained in this Article 7 shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the DGCL.

      (f) Continuation of Right to Indemnification. All rights to indemnification under this Article 7 (including those arising pursuant to subsection (e) above) shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Corporation and each such person or entity. This Article 7 shall be binding upon any successor corporation to the Corporation, whether by way of merger, consolidation or otherwise.

      (g) Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify persons or entities specified in this
Article 7 to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.

      7.2 Insurance. The Corporation may purchase and maintain insurance at its expense, to protect itself and any such person or entity against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person or entity against such liability, cost, payment or expense.

                           ARTICLE VIII. MISCELLANEOUS

      8.1 Voting of Securities Owned by the Corporation. The President, any Vice-President or the Secretary of the Corporation or such other person designated by the Board shall have authority to vote shares of stock or any other securities owned by the Corporation and to execute proxies and written waivers and consents in relation thereto.

      8.2 Registered Offices. The initial registered office of the Corporation in the State of Delaware and the name of the Corporation's registered agent shall be as designated in the Certificate of Incorporation and may be changed as the officers of the Corporation shall from time to time determine.

                              ARTICLE IX. AMENDMENT

      9.1 Amendment. The Bylaws may be amended by the Stockholders or by the Board either by written consent or approved at a meeting, in each case in accordance with the provisions of the Bylaws and applicable law. The Stockholders may prescribe that any or all provisions of the Bylaws adopted by them shall not be altered, amended or repealed by the Board.

                                    * * * * *

                                                                       EXHIBIT C

                         FORM OF STOCKHOLDERS AGREEMENT

See attached.

                              STOCKHOLDER AGREEMENT

      THIS STOCKHOLDER AGREEMENT (this "Agreement") is made as of this ___ day of _______, 2005, by and among _____________, a Delaware corporation (the "Company"), and those certain individuals listed as Common Stockholders on
Schedule 1 attached hereto (collectively, the "Common Stockholders"). The Common Stockholders and their successors and assigns, and each future stockholder of the Company who signs a signature page to this Agreement are hereinafter sometimes referred to collectively as the "Stockholders".

                                   Background

      A. In connection with the transactions described in that certain Joint Venture Agreement by and among Bridgetech Holdings International, Inc. ("Bridgetech") and Amcare Labs International, Inc. ("Amcare"), dated as of April 10, 2005 (the "Joint Venture Agreement"), the Company has agreed to issue up to 1,000 shares of the Company's $.001 par value of common stock (the "Common Stock") to Bridgetech and Amcare. Any term used herein but not defined herein shall have the meaning given that term in the Joint Venture Agreement.

      B. The Company and the Stockholders desire to enter into this Agreement for the purpose, among others, of prescribing the manner and terms by which the Stockholders' shares of Common Stock (the "Shares"), may be transferred.

      C. The execution and delivery of this Agreement is a condition to the Closing under the Joint Venture Agreement.

      In consideration of the premises and the covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

      1. CAPITALIZATION. Set forth on Schedule 1 attached hereto is a list of all the Stockholders of the Company and their respective ownership of Shares immediately following the Closing.

      2. TRANSFER RESTRICTIONS ON SHARES.

      (a) General. No holder of Shares shall sell, offer, assign, pledge or otherwise dispose of any interest in any Shares (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), except pursuant to (i) any sale of Shares to the public pursuant to an underwritten offering registered under the Securities Act of 1933, as amended (the "Securities Act"), or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or
(ii) the provisions of this Section 2 or Section 3.

      (b) Permitted Transfers. A Stockholder may transfer all or a portion of its Shares (i) in the case of a Stockholder that is an individual, to a spouse, sibling, lineal ancestor or descendant, natural or adopted, or to a trust or other estate planning entity for the benefit of the

Stockholder or any of such persons; and (ii) in the case of a Stockholder that is a Person other than an individual, to or among its Affiliates (clauses (i) and (ii) collectively referred to herein as "Permitted Transferees"). As a condition to any transfer pursuant to this Section 2(b), the transferee must agree in writing that it and its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee. For purposes of this Agreement, an "Affiliate" of a Person means any Stockholder, partner, member or other equity owner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      (c) Right of First Refusal.

            (i) Notice of Offer to Sell Shares. Except as provided in Sections 2(a) and 2(b) above, if any Stockholder shall desire to sell, exchange or in any other manner dispose of all or any of the Shares now owned or hereafter acquired by it (such Stockholder being hereinafter referred to as the "Selling Stockholder"), it must first receive a bona fide written offer from a third-party prospective purchaser to purchase such Shares, and then deliver to other Stockholders (the "Non-Selling Stockholders") a written notice ("Notice") containing the following information:

            (A) The name and address of the prospective purchaser of such Shares;

            (B) The number of Shares that the Selling Stockholder desires to sell;

            (C) The price being offered to the Selling Stockholder and, in reasonable detail, the terms of payment and any other terms and conditions of such offer, including but not limited to the fair market value (as hereinafter defined) of any non-cash consideration; and

            (D) The proposed closing date for the transaction, which shall be not less than sixty-five (65) days or more than one hundred twenty (120) days after the date of delivery of the Notice.

            (ii) Offer to Non-Selling Stockholders. For a period of sixty (60) days after the giving of the Notice by the Selling Stockholder, the Non-Selling Stockholders shall have the option to purchase all or any of their pro-rata portion of the Shares that are proposed to be sold at the price and upon the terms and conditions set forth in the Notice. Such option shall be exercisable by written notice from such Non-Selling Stockholder to the Selling Stockholder within such sixty (60) day period. A failure by any Non-Selling Stockholder to give written notice of exercise within such sixty (60) day period shall be deemed a rejection by such Non-Selling Stockholder of its option to purchase. If a Non-

      Selling Stockholder does not exercise its option to purchase all the Shares to which it is first entitled, each remaining Non-Selling Stockholder shall then have the option to purchase its pro rata portion of the Shares that will not be purchased by the other Non-Selling Stockholders, which option shall be exercisable by notice in writing to the Selling Stockholder and to each of the other Non-Selling Stockholders within five (5) days after the date of express rejection by all other Non-Selling Stockholders or the expiration of the options to the Non-Selling Stockholder who did not elect to purchase such Shares, whichever is earlier. For purposes of the foregoing sentence, the Shares available for purchase shall be allocated pro rata among the Non-Selling Stockholders desiring to purchase such Shares, which allocation shall be based on the number of Shares owned by each Non-Selling Stockholder in relation to the total number of Shares held by all Non-Selling Stockholders who wish to purchase Shares.

            (iii) Non-Cash Consideration for Shares. If any consideration to be received by a Selling Stockholder from a prospective purchaser of its Shares consists of property other than cash, then the Non-Selling Stockholders who exercise their option(s) to purchase the Selling Stockholder's Shares, may deliver to the Selling Stockholder, in payment of the non-cash portion of the purchase price for the Shares proposed to be sold, an amount of cash equal to the fair market value of the non-cash consideration that has been offered to the Selling Stockholder. For purposes hereof, the "fair market value" of non-cash consideration shall in each case be agreed upon by the Selling Stockholder and the Non-Selling Stockholder purchasing its Shares as provided in this Agreement, or, in the absence of such agreement, such "fair market value" shall be determined by an appraisal thereof by three independent qualified appraisers, one being selected by the Selling Stockholder, one being selected by the Non-Selling Stockholder hereto desiring to purchase the Selling Stockholder's Shares, and the third appraiser being selected by the two appraisers thus chosen. The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding. All decisions to be made by the Non-Selling Stockholders purchasing Shares from the Selling Stockholder shall be made by the affirmative vote of those holding a majority of Shares held by all such Non-Selling Stockholders. Any closing provided for herein may be extended for such reasonable period of time as may be necessary in order for a required appraisal to be completed. In the event of an appraisal pursuant to this Section 2, the parties agree to be bound thereby.

            (iv) Closings. If any Non-Selling Stockholder shall exercise an option to purchase that is granted to such Non-Selling Stockholder in this
      Section 2, the closing of the purchase and sale transaction shall be held at the principal office of the Company on a date designated by the purchaser or purchasers, which date in no event shall be later than 90 days after the Selling Stockholder gives the Notice. If there is more than one Non-Selling Stockholder purchasing the Shares, the Selling Stockholder may require that all such Non-Selling Stockholders close concurrently on the same date.

            (v) Right to Transfer. If the Non-Selling Stockholders do not elect to purchase all the Shares that a Selling Stockholder desires to sell, subject to Section 2(d) below, the Selling Stockholder shall have the right to sell the Shares to the prospective purchaser named in the Notice on the terms and conditions set forth in the Notice until such date that is 120 days after the date of the Notice. In addition, as a condition to any such sale, the purchaser of the Shares must agree in writing that it and its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement. In the event that the Selling Stockholder does not sell or otherwise dispose of such Shares within the such period of time, the right of first offer provided for in this Section 2(c) shall continue to be applicable to any subsequent disposition of such Shares.

      (d) Right of Co-Sale (Tag-Along). In the event that a Selling Stockholder proposes to dispose of Shares representing not less than fifteen percent(15%) of the then-outstanding Shares to a third party (other than in accordance with Sections 2(a) and 2(b)), after compliance with the provisions of Section 2(c), the other Stockholders shall have the right to offer and sell a proportionate number of Shares to the prospective purchaser acquiring such Selling Stockholder's Shares, at the same price and on the same terms and conditions as outlined in the Notice (the "Co-Sale Right"), in accordance with the following procedure:

            (i) Such Selling Stockholder shall, prior to sale and after compliance with the provisions of Section 2(c), give notice (the "Co-Sale Notice") to the Stockholders of the Co-Sale Right and the aggregate number of Shares proposed to be sold to the third-party purchaser (taking into account any Offered Shares to be purchased by Non-Selling Stockholders pursuant to Section 2(c) above).

            (ii) Each Stockholder shall have fifteen (15) days after receipt of such notice to determine if it desires to offer Shares to the third-party acquiring such Selling Stockholder's Shares. A failure by a Stockholder to give written notice of exercise within such fifteen (15) day period shall be deemed a rejection by such Stockholder of its Co-Sale Right.

            (iii) Such Selling Stockholder shall cause the proposed purchaser to offer, in writing to each Stockholder, if Stockholder has elected to participate in the sale of the Shares (a "Participating Stockholder"), to purchase at the offer price indicated in the Co-Sale Notice, all or any part of that number of Shares equal to the product obtained by multiplying
      (i) the aggregate number of offered Shares (less any Offered Shares to be purchased by Non-Selling Stockholders pursuant to Section 2(c) above) by
      (ii) a fraction, the numerator of which is the number of Shares owned by such Participating Stockholder immediately before the time of the sale and the denominator of which is the sum of (x) the number of the Shares then owned by all Participating Stockholders and (y) the number of Shares owned by the Selling Stockholder. The Shares to be transferred by the Selling Stockholder shall be correspondingly reduced by the aggregate sum of such product for such Participating Stockholder.

            (iv) A Participating Stockholder shall effect its participation in the sale by promptly delivering to the Selling Stockholder for transfer to the proposed purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares that such participant elects to sell.

            (v) The stock certificate or certificates that the Participating Stockholder delivers to the Selling Stockholder pursuant to subsection
      (iv) above shall be transferred
      to the proposed purchaser in consummation of the sale of the offered Shares (together with the Selling Stockholders Shares) pursuant to the terms and conditions specified in the Co-Sale Notice, and the Selling Stockholder shall concurrently therewith remit to the Participating Stockholder that portion of the sale proceeds to which the Participating Stockholder is entitled by reason of its participation in such sale.

            (e) Prohibited Transfers Void. Any purported transfer of Shares in violation of this Agreement shall be void and shall not transfer any interest or title to any Shares to the purported transferee. The Company shall not be required to transfer on its books any Shares sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of those Shares or to pay dividends to any transferee to whom any of those Shares shall have been so sold or transferred.

      3. SALE OF THE COMPANY (Drag-along Rights).

      (a) If at any time the Board, in accordance with the Bylaws and the Joint Venture Agreement, approves a sale of all or substantially all the Company's assets (determined on a consolidated basis) or a sale or exchange of all or substantially all the Company's outstanding capital stock (whether by merger, sale, recapitalization, consolidation, reorganization, combination or otherwise) to any third party in an arm's-length transaction (an "Approved Sale"), each Stockholder shall vote for, consent to and raise no objections against such Approved Sale and shall waive any dissenters' rights, appraisal rights or similar rights in connection therewith. If the Approved Sale is structured as a sale of stock, each Stockholder shall agree to sell all its Shares and rights to acquire Shares on the terms and conditions approved by the Board. Each Stockholder shall take all necessary and desirable actions in its capacity as a Stockholder in connection with the consummation of the Approved Sale as requested by the Company (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings).

      (b) In order to secure each Stockholder's obligation to vote its Shares and other voting securities of the Company in accordance with the provisions of this Section 3, each Stockholder hereby appoints the Secretary of the Company (the "Representative") as true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his, her or its Shares and other voting securities of the Company for the approval and consummation of an Approved Sale and all such other matters as expressly provided for in this paragraph. The Representative may exercise the irrevocable proxy granted to it hereunder at any time any Stockholder fails to comply with the provisions of this paragraph. The proxies and powers granted by each Stockholder pursuant to this paragraph (c) are coupled with an interest and are given to secure the performance of each Stockholder's obligations and duties under this Section 3. Such proxies and powers shall be irrevocable for so long as such Stockholder holds any Shares and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Stockholder and the subsequent holders of his, her or its Shares.

      (c) The provisions of this Section 3 shall terminate upon the consummation of an initial public offering by the Company of its debt or equity securities.

      4. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws or by general equitable principles, and (b) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

      5. LEGEND ON SHARE CERTIFICATES. Upon the execution of this Agreement, the certificates of Common Stock subject to this Agreement shall bear the following legend:

      "THE VOTING AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE STOCKHOLDER AGREEMENT DATED AS OF MAY ___, 2005, AS AMENDED AND IN EFFECT FROM TIME TO TIME, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

      6. TRANSFERS; FUTURE SALES; STOCK DIVIDENDS. Prior to (i) the Company issuing shares to any Person, or (ii) any holder of Shares transferring any Shares (other than pursuant to an Initial Public Offering) to any Person, the Company or such holder shall cause the prospective Stockholder or transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart signature page to this Agreement in the form of Exhibit A hereto. Such Stockholder or transferee of Shares of Common Stock shall be deemed to be a Stockholder hereunder in respect of those shares from and after the date such transferee executes this Agreement. Promptly following such action, the Company shall amend Schedule 1 attached hereto and provide such
Schedule 1, as amended, to the other parties to this Agreement. If, from time to time, during the term of this Agreement there is any stock dividend, stock split or similar other change in the character or amount of any of the outstanding Common Stock of the Company, then in such event any and all such new, substituted or additional securities to which the Stockholders are entitled by reason of their ownership of Common Stock shall be immediately subject to the terms of this Agreement with the same force and effect as the shares of capital stock presently subject to this Agreement.

      7. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of (a) the consummation of a Qualified Public Offering (as defined below) of any of its Shares, (b) the liquidation or sale of the Company (whether by sale or transfer of more than 50% of its stock through a sale or merger, or a sale of all or substantially all of its assets), or (c) as provided in the Joint Venture Agreement. For purposes of this Agreement, a "Qualified Public Offering" means a firm commitment underwritten Public Offering (as defined below) of shares of the Company's Common Stock in which the net proceeds payable to the Company shall be at least $50 million (before payment of underwriters' discounts and commissions). "Public Offering" means any offering by the Company of its equity or debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force (other than an offering pursuant to a registration on Form S-4, S-8 or any comparable or successor forms); or (c) the written consent of the parties to this Agreement.

      8. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the Stockholders and each of their heirs, successors and permitted assigns. It shall also be binding upon any transferee and their heirs, successors and permitted assigns of such transferee who has received any Shares.

      9. ENTIRE AGREEMENT. This Agreement, the Joint Venture Agreement and the documents listed in the Joint Venture Agreement constitute the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, letters of intent or commitment letters.

      10. AMENDMENT OR WAIVER OF AGREEMENT. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of (a) the Company and
(b) each of the Stockholders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Stockholder and each transferee of the Shares. Notwithstanding anything to the contrary in this
Section 10, subject to compliance with the terms of this Agreement, the Company shall be entitled to include additional Stockholders as parties to this Agreement in accordance with the provisions of Section 6 above, and to treat such purchasers as Stockholders hereunder, by amending Schedule 1 attached hereto and providing such Schedule 1, as amended, to the other parties to this Agreement.

      11. NOTICES. All communications and notices provided for hereunder shall be sent in accordance with the notice provision in the Joint Venture Agreement.

      12. GOVERNING LAW. This Agreement is made pursuant to, and will be governed by and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

      13. INVALIDITY. If any portion or portions of this Agreement shall be adjudged, declared, held, or ruled to be invalid for any reason, such invalidity shall not be deemed to impair the validity of any other provision of this Agreement.

      14. GENDER AND NUMBER REFERENCES. All references to any gender shall include all genders; all references to the singular shall include the plural; and all references to the plural shall include the singular, unless the context indicates otherwise.

      15. REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      16. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is then located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

      17. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the term "including" herein shall mean "including without limitation."

      18. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

      19. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of faxed signature pages), each of which shall be an original and all which taken together shall constitute one and the same agreement.

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, the Common Stockholders and the Company have signed this Agreement as of the day and year first above written.

                                    THE COMPANY

                                    ______________________

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                                    COMMON STOCKHOLDERS

                                    BRIDGETECH  HOLDINGS INTERNATIONAL, INC.

                                    By:  ___________________________________
                                    Name:
                                    Title:

                                    AMCARE LABS INTERNATIONAL, INC.

                                    By:  ___________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                              SIGNATURE PAGE TO THE
                              STOCKHOLDER AGREEMENT
                            DATED AS OF MAY __, 2005
                                NEWCO CORPORATION
                           AND ITS COMMON STOCKHOLDERS

      The undersigned hereby executes the Stockholder Agreement (the "AGREEMENT"), authorizes this signature page to be attached as a counterpart of the Agreement, and hereby agrees to be bound by the Agreement (which it represents it has reviewed and understands); and this signature page, together with the signature pages of and the other Stockholders shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    ________________________________________
                                    Print Stockholder Name

                                    By:  ___________________________________
                                            Name:
                                            Title:
                                            Address:  ______________________
                                                      _____________________
                                                      _____________________

                                   SCHEDULE 1

                          CAPITALIZATION OF THE COMPANY

                                                SHARES OF         OWNERSHIP
              STOCKHOLDER                      COMMON STOCK       PERCENTAGE
---------------------------------------        ------------       ----------
Bridgetech Holdings International, Inc.
Amcare Labs International, Inc.

                                                                 SCHEDULE 6.1(c)

                               BRIDGETECH CONSENTS

None.

                                                                 SCHEDULE 6.2(c)

                                 AMCARE CONSENTS

None.